UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2011

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Lawsuits Challenging Wilber Merger Dismissed
On March 28, 2011, New York State Supreme Court Justice Kevin Dowd granted motions for summary judgment filed by The Wilber Corporation (“Wilber”), Community Bank System, Inc. (“Community”) and the directors of Wilber to dismiss two shareholder actions in connection with the Agreement and Plan of Merger, dated October 22, 2010, by and between Community and Wilber, providing for the merger of Wilber with and into Community (the “Merger”).  As disclosed in its Form 10-Q for the quarter ended September 30, 2010 and filed with the SEC on November 9, 2010, the first action was commenced on November 3, 2010 and was captioned, Robert E. Becker v. The Wilber Corporation, et al., Index No. 2010-1266 (Otsego County).  The second action was commenced on November 17, 2010 and was captioned Richard N. Soules v. The Wilber Corporation, et al., Index No. 2010-1317 (Otsego County).  Both lawsuits were brought on behalf of a putative class of Wilber’s common shareholders, and both complaints named Wilber, Wilber’s directors, and Community as defendants.  The lawsuits alleged that the director defendants had breached their fiduciary duties by failing to maximize shareholder value in connection with the Merger.  The complaints further alleged that Community had aided and abetted those alleged breaches of fiduciary duty.  The complaints sought declaratory and injunctive relief to prevent the consummation of the Merger.

Community and Wilber both answered the complaints and moved for summary judgment dismissing both cases.  Plaintiffs cross-moved to consolidate the two actions, to appoint co-lead counsel for a class of Wilber shareholders and to amend their complaints.  Justice Dowd heard argument on the motions on January 14, 2011.

In his decision on March 28, 2011, Justice Dowd held that the Wilber directors fulfilled their fiduciary duties and acted appropriately within the scope of the New York business judgment rule based on evidence presented and that the plaintiffs had produced no evidence of any improper conduct by the Wilber directors.  Accordingly, he granted the motions to dismiss the complaints.  He denied the plaintiffs’ motions to consolidate, appoint lead class counsel and amend as moot.  Plaintiffs have 30 days in which to file a notice of appeal.

The shareholders of Wilber approved the Merger on March 25, 2011, and the Merger is expected to be completed as of the close of business on April 8, 2011.

Cautionary Statement

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Community and Wilber have filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a proxy statement/prospectus and other documents regarding the proposed merger.  INVESTORS AND SHAREHOLDERS OF WILBER ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT COMMUNITY AND WILBER AND THE PROPOSED TRANSACTION.  Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Community Bank System, Inc., Attention – Investor Relations Department, 5790 Widewaters Parkway, DeWitt, NY 13214, or to The Wilber Corporation, Attention – Corporate Secretary, 245 Main Street, Oneonta, NY 13820.  Copies of other documents filed by Wilber or Community with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to Wilber or Community, as applicable, at its address provided above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Alfred S. Whittet
Alfred S. Whittet
President & Chief Executive Officer

Date: April 1, 2011

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